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                                                                   EXHIBIT 14(a)





INDEPENDENT AUDITORS' CONSENT

Merrill Lynch International Equity Fund:

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-90007 on Form N-14 of our report dated July 16, 1999 of Merrill Lynch International Equity Fund in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts", appearing in such Proxy Statement and Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
December 10, 1999